                                                               EXHIBIT 10(a)(13)


                             UTILICORP UNITED INC.
                      LIFE INSURANCE PROGRAM FOR OFFICERS

     The Company maintains a term life insurance program for certain officers of the Company, including the named executive officers, providing for death benefits equal to three times such officer's base salary.